Exhibit 99.1

(1)   Shares issued into escrow as Merger consideration to be released to the
Reporting Person in three tranches, as follows: (i) the first tranche of 40% of such shares will be released if the trading price of the Issuer's common stock equals or exceeds $20.00 for any 20 trading days within a 30 trading-day period between the first and fifth anniversaries of the closing of the merger of Hughes
Telematics, Inc. ("Merged Co"), with and into the Issuer (which was formerly known as Polaris Acquisition Corp. and subsequently changed its name to Hughes
Telematics, Inc.) on March 31, 2009 (the "Merger"); (ii) the second tranche of
30% of such shares will be released if the trading price of the Issuer's common stock equals or exceeds $24.50 for any 20 trading days within a 30 trading-day period between the second and fifth anniversaries of the closing of the Merger;
and (iii) the third tranche of 30% of such shares will be released if the trading price of the Issuer's common stock equals or exceeds $30.50 for any 20 trading days within a 30 trading-day period between the third and fifth anniversaries of the closing of the Merger.

(2)   Option to purchase 9,811 shares of common stock of the Issuer that was issued to Mr. Lewis upon the closing of the Merger, in exchange for an option to purchase common stock of Merged Co formerly held by Mr. Lewis that was cancelled upon the closing of the Merger. This option vests in four equal installments.
The first installment vested and became exercisable on November 30, 2008, and the next three installments vest and become exercisable on November 30, 2009,
November 30, 2010 and November 30, 2011.

(3)   Option to purchase 8,409 shares of common stock of the Issuer that was issued to Mr. Lewis upon the closing of the Merger, in exchange for an option to purchase common stock of Merged Co formerly held by Mr. Lewis that was cancelled upon the closing of the Merger.  The option to purchase 2,102 shares of common stock has already vested and become exercisable, and the remainder of the option becomes exercisable on August 1, 2009.

(4)   This option to purchase 32,859 shares of the Issuer's common stock will vest and become exercisable in three tranches as follows: (i) the first tranche of the option for the purchase of 40% of such shares will vest if the trading price of the Issuer's common stock equals or exceeds $20.00 for any 20 trading days within a 30 trading-day period between the first and fifth anniversaries of the closing of the Merger; (ii) the second tranche of the option for the purchase of 30% of such shares will vest if the trading price of the Issuer's common stock equals or exceeds $24.50 for any 20 trading days within a 30 trading-day period between the second and fifth anniversaries of the closing of the Merger; and (iii) the third tranche of the option for the purchase of 30% of such shares will vest if the trading price of the Issuer's common stock equals or exceeds $30.50 for any 20 trading days within a 30 trading-day period between the third and fifth anniversaries of the closing of the Merger.  If any of the stock price targets are not achieved and all or a portion of the option has not vested and become exercisable by the fifth anniversary of the closing of the
Merger, all portions of the option not vested will terminate.  If the stock price targets are achieved, the option will also be subject to vesting in the same manner as the option described in footnote 2 above.  To the extent the option vests, the vested portion of the option will expire, if not exercised, on
November 30, 2017.

(5)   This option to purchase 28,165 shares of the Issuer's common stock will vest and become exercisable in three tranches, as described in footnote 4 above.
 If any of the stock price targets are not achieved and all or a portion of the option has not vested and become exercisable by the fifth anniversary of the closing of the Merger, all portions of the option not vested will terminate.  If the stock price targets are achieved, the option will also be subject to vesting in the same manner as the option described in footnote 2 above.  To the extent the optin vests, the vested portion of the option will expire, if not exercised, on March 9, 2017.